EXHIBIT 12
                        HOUSTON LIGHTING & POWER COMPANY
             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)

                                               Nine                Twelve
                                            Months Ended        Months Ended
                                         September 30, 1994  September 30, 1994
                                         ------------------  ------------------
Fixed Charges as Defined:
   (1)  Interest on Long-Term Debt .........    $184,964          $  249,203
   (2)  Other Interest .....................       5,938               6,709
   (3)  Amortization of Premium/Discount-net       6,363               8,448
   (4)  Interest Component of Rentals
        Charged to Operating Expense .......       2,947               4,021
                                                --------          ----------
   (5)      Total Fixed Charges ............    $200,212          $  268,381
                                                ========          ==========
Earnings as Defined:
   (6)  Net Income .........................    $460,237          $  509,355
   (7)  Cumulative Effect of Change in
           Accounting for Postemployment
           Benefits ........................       8,200               8,200
                                                --------          ----------
   (8)  Income Before Cumulative Effect of
           Change in Accounting for
           Postemployment Benefits .........     468,437             517,555
                                                --------          ----------
Federal Income Taxes:
   (9)  Current ............................     171,647             178,252
  (10)  Deferred (Net) .....................      71,673              81,651
  (11)  Cumulative Effect of Change in
           Accounting for Postemployment
           Benefits ........................       4,415               4,415
                                                --------          ----------
  (12)  Total Federal Income Taxes
           Before Cumulative Effect of
           Change in Accounting for
           Postemployment Benefits .........     247,735             264,318
                                                --------          ----------
  (13)  Fixed Charges (line 5) .............     200,212             268,381
                                                --------          ----------
  (14)  Earnings Before Income Taxes and
           Fixed Charges (line 8 plus
           line 12 plus line 13) ...........    $916,384          $1,050,254
                                                ========          ==========
Ratio of Earnings to Fixed Charges
    (line 14 divided by line 5) ............        4.58                3.91

Preferred Dividends Requirements:
  (15)  Preferred Dividends ................    $ 24,981          $   33,282
  (16)  Less Tax Deduction for Preferred
           Dividends .......................          41                  54
                                                --------          ----------
  (17)       Total .........................      24,940              33,228

  (18)  Ratio of Pre-Tax Income to Net
           Income (line 8 plus line 12
           divided by line 8) ..............        1.53                1.51
                                                --------          ----------
  (19)  Line 17 times line 18 ..............      38,158              50,174
  (20)  Add Tax Deduction for Preferred
           Dividends (line 16) .............          41                  54
                                                --------          ----------
  (21)  Preferred Dividends Factor .........    $ 38,199          $   50,228
                                                ========          ==========
  (22)  Fixed Charges (line 5) .............    $200,212          $  268,381
  (23)  Preferred Dividends Factor
           (line 21) .......................      38,199              50,228
                                                --------          ----------
  (24)       Total .........................    $238,411          $  318,609
                                                ========          ==========
Ratio of Earnings to Fixed Charges and
   Preferred Dividends
   (line 14 divided by line 24) ............        3.84                3.30
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